Registration No.__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                       NIAGARA MOHAWK POWER CORPORATION
              (Exact name of registrant as specified in charter)
               New York                            15-0265555
   (State or other jurisdiction of    (I.R.S. Employer Identification
    incorporation or organization)    Number)

      300 Erie Boulevard West, Syracuse, New York 13202, (315) 474-1511
                   (Address of principal executive offices)

           EMPLOYEE SAVINGS FUND PLAN FOR REPRESENTED EMPLOYEES OF
                       NIAGARA MOHAWK POWER CORPORATION

         EMPLOYEE SAVINGS FUND PLAN FOR NON-REPRESENTED EMPLOYEES OF
                       NIAGARA MOHAWK POWER CORPORATION
                            (Full title of plans)
                             ___________________

                                JOHN W. POWERS
            Senior Vice President - Finance and Corporate Services
                       NIAGARA MOHAWK POWER CORPORATION
                           300 Erie Boulevard West
                           Syracuse, New York 13202
                                (315) 474-1511
                   (Name and address of agent for service)
                              _________________

 The Commission is requested to mail signed copies of all orders, notices and communications to:

                              J. MICHAEL PARISH
                     Winthrop, Stimson, Putnam & Roberts
                            One Battery Park Plaza
                        New York, New York 10004-1490
                                (212) 858-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                       CALCULATION OF REGISTRATION FEE
                                    Proposed
                                     maximum        Proposed      Amount of
      Title of        Amount to     offering         maximum      registrat
     securities          be         price per       aggregate        ion
  to be registered   registered     share <F1>   offering price    fee <F1>
  ----------------   ----------     ---------    --------------   ----------

  Common Stock       5,000,000      $16.00        $80,000,000     $27,586
  ($1 Par Value)     shares

[FN]
<F1> Pursuant to Rule 457(b)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for Niagara Mohawk Power Corporation Common Stock on the New York Stock Exchange on July 25, 1994.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     Pursuant to Rule 429 of the Securities Act of 1933, as amended, this registration statement also relates as of June 30, 1994 to 1,360,615 shares of Common Stock, $1 par value, registered under Registration Statements 33-42720 and 33-42721.

                                    PART I

              INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.


Item 2.   Registrant Information and Employee Plan Annual Information.


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated June 27, 1994 (which includes the Plan's Annual Report on Form 11-K for the plan year ended December 31, 1993).
          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

          3. The Company's Current Reports on Form 8-K dated February 18 and 24, 1994.

          4. Description of the Company's Common Stock contained in the Registration Statement No. 33-26429 on Form S-8 filed on January 9, 1989 under the 1933 Act, including any amendment or report filed for the purpose of updating such description.

          5. Description of the Company's Common Stock contained in the registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of the Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to in this Item 3 of Part II which have been or may be incorporated by reference in this Registration Statement. Requests for such copies should be directed to Mr. Leon T. Mazur, Manager-Investor Relations, Niagara Mohawk Power Corporation, 300 Erie Boulevard West, Syracuse, New York 13202, telephone number: (315) 474-1511. Additional updating information with respect to the securities and plan covered herein may be provided in the future by means of supplements to the Prospectus.


Item 4.   Description of Securities.

     A description of the Company's Common Stock, par value $1.00 per share, registered hereunder is contained in the registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description, and in Registration Statement No. 33-26429 on Form S-8 filed on January 9, 1989 and is incorporated herein by reference.


Item 5.   Interests of Named Experts and Counsel.

     None.


Item 6.   Indemnification of Directors and Officers.

     Sections 721 through 726 of the Business Corporation Law of New York (the "BCL") provide for the indemnification of the Company's officers and Directors.

     Reference is made to Article VI of the By-Laws of the Company (Exhibit 3(b)) and Article XIIA of the Certificate of Incorporation of the Company (Exhibit 4(a)(5)).

     The Directors and Officers of the Company and its subsidiaries are insured against obligations incurred as a result of indemnification by the Company of its officers and Directors. The coverage also insures the officers and Directors against liabilities for which they may not be indemnified by the Company or its subsidiaries, except a dishonest act or breach of trust. The insurance, authorized by the BCL, is being purchased from the National Union Fire Insurance Company of Pittsburgh, Pa., Associated Electric & Gas Insurance Services Limited, Aetna Casualty and Surety Company, Federal Insurance Company, CNA Insurance Company, and A.C.E. Insurance Company (Bermuda) Ltd. for the term from January 31, 1994 to January 31, 1995 for an aggregate premium of approximately $2,353,891. In addition, pursuant to a 1986 amendment to the BCL, the Company entered into agreements with the officers and Directors of the Company providing for indemnification for the liability of officers and Directors not covered by the policy mentioned above. Such additional indemnification does not cover acts committed in bad faith or acts which were the result of active and deliberate dishonesty. Furthermore, Article XIIA of the Certificate of Incorporation of the Company limits, with certain exceptions, the personal liability of a Director of the Company to the Company or its shareholders.


Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     In the following exhibit list:
          NMPC refers to the Company.
          CNYP refers to Central New York Power Corporation.

     Each document referred to below is incorporated by reference to the files of the Commission, unless the reference to the document in the list is preceded by an asterisk. Previous filings with the Commission are indicated as follows:

                   A-NMPC  Registration Statement No. 2-8214;
                   F-CNYP  Registration Statement No. 2-3414;
                   Y-NMPC  Registration Statement No. 2-12973;
                  KK-NMPC  Registration Statement No. 2-38083;
                 CCC-NMPC  Registration Statement No. 2-70860;
                 GGG-NMPC Registration Statement No. 2-82041; HHH-NMPC Registration Statement No. 2-91527; NNN-NMPC Registration Statement No. 33-24755; and

                   a NMPC  Current Report  on Form  8-K filed  July 6, 1993.


                                                     Incorporation by
                                                        Reference
                                                    _________________

Exhibit                                                       Previous
  No.            Description of Instrument       Previous      Exhibit
                                                  Filing      Designation
- -------     -----------------------------------  --------     -----------

3(b)        By-Laws of NMPC, as amended June
            22, 1993  . . . . . . . . . . . . .
4(a)(1)
            Certificate of Consolidation of New
            York Power and Light Corporation,        a          3(b)
            Buffalo Niagara Electric
            Corporation and Central New York
            Power Corporation, filed January 5,
            1950 in the office of the New York
            Secretary of State  . . . . . . . .      A           1-1
4(a)(2)     Certificate of Amendment of
            Certificate of Incorporation of
            NMPC, filed January 5, 1950 in the
            office of the New York Secretary of
            State . . . . . . . . . . . . . . .      A           1-2

4(a)(3)     Certificate of Amendment of
            Certificate of Incorporation of
            NMPC pursuant to Section 36 of the
            Stock Corporation Law of New York,
            filed January 9, 1957 in the office
            of the New York Secretary of State      Y           3-5

4(a)(4)     Certificate of Incorporation of
            NMPC under Section 805 of the
            Business Corporation Law of New
            York, filed September 22, 1969 in
            the office of the New York
            Secretary of State  . . . . . . . .     KK          2-52

4(a)(5)     Certificate of Amendment of the
            Certificate of Incorporation of
            NMPC, filed June 4, 1984 in the
            office of the New York Secretary of
            State . . . . . . . . . . . . . . .     HHH       4(b)(35)

4(a)(6)     Certificate of Amendment of
            Certificate of Incorporation of
            NMPC under Section 805 of the
            Business Corporation Law of New
            York, filed May 27, 1988 in the
            office of the New York Secretary of
            State . . . . . . . . . . . . . . .     NNN       3(a)(42)
4(a)(7)     Specimen of Common Stock, $1 par
            value (not more than 100,000
            shares) . . . . . . . . . . . . . .     GGG        4(a)(4)

4(b)(1)     Mortgage Trust Indenture dated as
            of October 1, 1937 between CNYP
            (now NMPC) and The Marine Midland
            Trust Company of New York (now
            named Marine Midland Bank, N.A.),
            as Trustee  . . . . . . . . . . . .      F            <F2>

4(b)(2)     Supplemental Indenture dated as of
            March 1, 1978, supplemental to
            Exhibit 4(b)(1) . . . . . . . . . .     CCC       4(b)(42)
* 5(a)      Opinion and Consent of Winthrop,
            Stimson, Putnam & Roberts . . . . .

* 5(b)      The Registrant undertakes that it
            has submitted the Employee Savings
            Fund Plan for Represented Employees
            of Niagara Mohawk Power Corporation
            and the Employee Savings Fund Plan
            for Non-Represented Employees of
            Niagara Mohawk Power Corporation
            (the "Plans"), and all amendments
            thereto to the Internal Revenue
            Service (the "Service") and that it
            will make all changes required by
            the Service in order for the
            Service to issue a determination
            letter with respect to the Plans.
* 15        Letter regarding unaudited interim
            financial information   . . . . . .

* 23(a)     Consent of Price Waterhouse   . . .
* 23(b)     Consent of Paul J. Kaleta, Esq. . .

* 23(c)     Consent of Winthrop, Stimson,
            Putnam & Roberts is included in
            Exhibit 5 . . . . . . . . . . . . .

* 24        Powers of Attorney  . . . . . . . .

* 99(a)     Niagara Mohawk Power Corporation's
            Employee Savings Fund Plan for
            Represented Employees . . . . . . .

* 99(b)     Niagara Mohawk Power Corporation's
            Employee Savings Fund Plan for Non-
            Represented Employees . . . . . . .

[FN]
<F2>    Filed  October  15,  1937  after   effective  date  of
        Registration Statement No. 2-3414.



Item 9.     Undertakings.

                         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in
        the  information  set   forth  in  the  registration
        statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any
        material   change  to   such   information   in  the
        registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to Article XIIA of the Certificate of Incorporation, Article VI of the By-Laws of the registrant or
Section 721 through 726 of the New York Business Corporation Law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 29th day of July, 1994.

                       NIAGARA MOHAWK POWER CORPORATION



                                   By:   /s/ Steven W. Tasker
                                  ------------------------------
                                           Steven W. Tasker
                                           Controller and Principal
                                           Accounting Officer


                         Pursuant to the requirements of the Securities Act
of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

           Signature           Title                  Date
           ---------           -----             -------------

 ____*William F. Allyn_        Director          July 29, 1994
 William F. Allyn

 ______________________        Director          July 29, 1994
 Lawrence Burkhardt III
 ______________________        Director          July 29, 1994
 Douglas M. Costle

 ____*Edmund M. Davis__        Director          July 29, 1994
 Edmund M. Davis

 ____*William E. Davis_        Director,         July 29, 1994
 William E. Davis              Chairman of the
                               Board of
                               Directors and
                               Chief Executive
                               Officer

 _____*William J. Donlon       Director          July 29, 1994
 William J. Donlon

 _____*Edward W. Duffy_        Director          July 29, 1994
 Edward W. Duffy

 _____*John M. Endries_        Director and      July 29, 1994
 John M. Endries               President

 _____*Dr. Bonnie Guiton       Director          July 29, 1994
 Dr. Bonnie Guiton

 _____*John G. Haehl, Jr.      Director          July 29, 1994
 John G. Haehl, Jr.

 _____*Paul Kaleta             Vice President -  July 29, 1994
 Paul Kaleta                   Law and General
                               Counsel

 _____*Henry A. Panasci, Jr.   Director          July 29, 1994
 Henry A. Panasci, Jr.

 _____*Patti McGill Peterson   Director          July 29, 1994
 Patti McGill Peterson

 _____*Donald B. Riefler       Director          July 29, 1994
 Donald B. Riefler

 _____*Arthur Roos             Vice President -  July 29, 1994
 Arthur Roos                   Treasurer

 _____*Stephen B. Schwartz     Director          July 29, 1994
 Stephen B. Schwartz

 _____*John G. Wick            Director          July 29, 1994
 John G. Wick

 _____*John Powers_____        Senior Vice       July 29, 1994
 John W. Powers                President -
                               Finance
                                   and
                                   Corporate
                                   Services
                                   and
                                   Principal
                                   Financial
                                   Officer

      /s/ Steven W. Tasker     Controller and    July 29, 1994
 ____________________________      Principal
 Steven W. Tasker                  Accounting
                                   Officer

 *By /s/ Steven W. Tasker                        July 29, 1994
    -------------------
 (Steven W. Tasker,
 Attorney-in-fact)




          The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plans has duly caused this registration statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on July 29, 1994.

                                EMPLOYEE SAVINGS FUND PLAN FOR REPRESENTED
                                EMPLOYEES OF NIAGARA MOHAWK POWER
                                CORPORATION

                                EMPLOYEE SAVINGS FUND PLAN FOR NON-
                                REPRESENTED EMPLOYEES OF NIAGARA MOHAWK
                                POWER CORPORATION



                                By:________/s/ David J. Arrington____________
                                    (David J. Arrington, Chairman,
                                    Employee Savings Fund Plan Committee)

                              INDEX TO EXHIBITS
                              -----------------

 Exhibit                                                Page
   No.    Exhibit                                        No.
 -------  -------                                       ----

 5        Opinion and Consent of Winthrop, Stimson,
          Putnam & Roberts  . . . . . . . . . . . . .

 15       Letter regarding unaudited interim financial
          information . . . . . . . . . . . . . . . .
 23(a)    Consent of Price Waterhouse . . . . . . . .

 23(b)    Consent of Paul J. Kaleta, Esq. . . . . . .
 23(c)    Consent of Winthrop, Stimson, Putnam &
          Roberts is included in Exhibit 5  . . . . .

 24       Powers of Attorney  . . . . . . . . . . . .

 99(a)    Niagara Mohawk Power Corporation's Employee
          Savings Fund Plan for Represented Employees

 99(b)    Niagara Mohawk Power Corporation's Employee
          Savings Fund Plan for Represented Employees